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                                                                   EXHIBIT 10.30
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                             FIRST AMENDMENT TO THE
                  MORRISON RESTAURANTS INC. 1993 NON-EXECUTIVE
                              STOCK INCENTIVE PLAN


        THIS FIRST AMENDMENT is made this ____ day of March, 1996, by Morrison Restaurants Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").


                              W I T N E S S E T H:
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        WHEREAS, the Company maintains the Morrison Restaurants Inc. 1993 Non-
Executive Stock Incentive Plan, which is currently maintained under an indenture which became effective as of July 1, 1993 (the "Plan");

        WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of the Company, the Company contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions");

        WHEREAS, the Company desires to rename the Plan and to amend the Plan to clarify the treatment of options issued and outstanding under the Plan and for other reasons; and

        WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan pursuant to the terms of that certain Agreement respecting Employee Benefits Matters to which the Company, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. are parties;


        NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately, as follows:

1. By deleting existing Section 1.1(f) in its entirety and by substituting therefor the following:

              "(f)  `Company' means Morrison Restaurants Inc., a Delaware
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        corporation, or its successor in interest."

2. By deleting existing Section 1.1(s) in its entirety and by substituting therefor the following:

        "(s)  `Plan' means the Morrison Restaurants Inc. 1996 Non-Executive
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        Stock Incentive Plan; provided, however, in the event the Company is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase `1996 Non-Executive Stock Incentive Plan'."
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3.      By deleting the existing first sentence of Section 2.2 in its entirety and by substituting therefor the following:

        "Subject to adjustment in accordance with Section 5.2, 750,000 shares (as adjusted for all corporate events through and including the effective date of the spin-offs described by Plan Section 3.8) of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

4. By deleting the existing first sentence of Section 3.8 in its entirety and by substituting therefor the following:

              "Any award under this Plan to a Participant who suffers a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine; provided that, a Participant who continues in the service of Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. immediately following a spin-off of either such Subsidiary shall not be deemed to have incurred a Termination of Service solely by reason of the spin-off."

5. By adding the word "ordinary" immediately prior to the term "stock dividend" in Section 5.2(a).

6. By deleting existing Section 5.2(b) in its entirety and by substituting therefor the following:

              "(b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend, reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2. may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive."

7. By deleting existing Section 5.8 in its entirety and by substituting therefor the following:

              "5.8  `Choice of Law' The laws of the State of Georgia shall
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        govern the Plan, to the extent not preempted by federal law."

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

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        IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                   MORRISON RESTAURANTS INC.


                                   By: _________________________________________


                                   Title: ______________________________________
ATTEST:


By: ___________________________

Title: ________________________

           [CORPORATE SEAL]

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